SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                         Date of Report: January 6, 2006

                         Corgenix Medical Corporation
            (Exact Name of registrant as specified in its charter)

         Nevada                  000-24541                  93-1223466
     (State or other       ommission File Number)        I.R.S. Employer
      jurisdiction                                     Identification No.)
    of incorporation)     C

                               12061 Tejon Street
                           Westminster, Colorado 80234
          (Address, including zip code, of principal executive offices)

                                (303) 457-4345 (Registrant's telephone number
             including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

? Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
? Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
? Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
? Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Mr. Jun Sasaki, the Board representative of Medical & Biological Laboratories Co., Ltd. (MBL), a strategic partner of the Company located in Nagoya, Japan, resigned from the Board of Directors of Corgenix Medical Corporation, effective January 3, 2006. Mr. Sasaki, who became a director in December 2002, indicated to Dr. Luis Lopez, the Chairman of the company's Board of Directors, that he was resigning because the logistics of participating in meetings and company governance activities from his office in Japan was becoming more difficult. The vacancy left by Mr. Sasaki's departure has been filled by Mr. Dennis Walczewski, the Chief Executive Officer of MBL International, a wholly owned subsidiary of MBL, located in Waltham, MA.

As mentioned above, Mr. Walczewski was appointed to the Company's Board of Directors on January 3, 2006 to fill the vacancy created by the resignation of Mr. Jun Sasaki on the same day. Mr. Walczewski's background consists of over 25 years experience in the Diagnostic and Biotechnology industries. Mr. Walczewski has held either management or executive positions in Promega, T-Cell Diagnostics, Endogen and Boehringer Manheim (now Roche). He has been employed by MBL international or MBLI for the previous four years and now is their Chief Executive Officer. Mr. Walczewski will not be compensated for board meetings attended.

Corgenix maintains a revenue-producing strategic relationship with Medical & Biological Laboratories Co., Ltd., or MBL. In July 2002 MBL made a strategic investment in the common stock of our company, and also holds warrants to purchase additional shares of our common stock. In March of 2005 we signed a new distribution and OEM Supply Agreement with MBL International, Inc., of which Mr. Walczewski is the Chief Executive Officer, which grants us non-exclusive rights to distribute MBL's complete diagnostic line of autoimmune testing products in the United States and exclusive distribution rights to the OEM Label products worldwide excluding the United States, Japan, Korea and Taiwan. In addition, on August 1, 2005 Corgenix and MBL executed an Amendment to the Common Stock Purchase Agreement and Common Stock Purchase Warrant wherein one-half, or 440,141, of the original redeemable shares were exchanged for a three-year promissory note payable. All of the Company's material transactions with MBL and MBLI have been disclosed by the Company in previous periodic filings with the SEC.

Pursuant to the Common Stock Purchase Agreement dated July 1, 2002 between the Company and MBL, MBL previously had the right to nominate one member of the Company's board of directors for so long as MBL held 80% of the shares it initially purchased and the distribution agreement between MBL and the Company remained in effect. Until recently that position had been filled by Mr. Sasaki. The distribution agreement with MBL has since been terminated; however the board believes that Mr. Walczewski's experience and expertise will be valuable assets to the Company, and therefore has appointed him to fill the vacancy left by Mr. Sasaki's resignation.



ITEM 9.01  Financial Statements and Exhibits

a) Not applicable.

b) Not applicable.

c) Not applicable

d) Exhibits: None.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CORGENIX MEDICAL CORPORATION



Date:  January 6, 2006           By: /s/ Douglass T. Simpson
                                 ---------------------------------
                                 Douglass T. Simpson, President